                                                                     Exhibit n.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this August 30, 2005, Registration Statement on
Form N-2 of Technology Investment Capital Corp. of our report dated March 16,
2005, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in such Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accountants" and "Report
of Independent Registered Public Accounting Firm."

/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP
New York, New York
August 30, 2005